Exhibit 10

AMENDMENT TO THE
ALLETE DIRECTOR STOCK PLAN

The ALLETE Director Stock Plan (the “Plan”), dated May 9, 1995, as amended, is amended as follows, effective October 1, 2010:

1.           Section V is amended by deleting section B. in its entirety and replacing it with the following:

“B.  Each Director shall receive a Stock Payment for services rendered during the Service Period on the first business day of June or as soon as practicable following that date and such Stock Payment shall be equal in value to $60,000, except that the Stock Payment to the Board Chairman shall be equal in value to $90,000.  The number of shares shall be calculated by dividing the amount of the Stock Payment by the fair market value of a share of Common Stock, which for this purpose means the average New York Stock Exchange closing price for the last 5 days up to and including the date that is 10 calendar days prior to June 1 of the Service Period (or on the first business day thereafter if June 1 is not a business day).  To the extent the Director has not elected to defer some or all of the Stock Payment pursuant to the ALLETE Amended and Restated Non-Employee Director Compensation Deferral Plan II, the Company shall either issue shares or cause the appropriate number of shares of Common Stock to be purchased in the market and delivered to the Director or, at the Company’s election, to the Director’s Invest Direct account or to the Director’s account in such successor dividend reinvestment plan as the Company may establish.  Fractional shares may be paid in cash.  Any Director joining the Board during a Service Period after the first business day in June will receive his or her Stock Payment, valued using the same general methodology described above and prorated to reflect the number of months included in the Director’s initial Service Period, as soon as practicable after the first business day following the effective date of his or her election or appointment to the Board.”

2.           In all respects not amended, the Plan is hereby ratified and confirmed.

IN WITNESS WHEREOF, and as evidence of the adoption of this amendment to the Director Stock Plan, the Board of Directors of ALLETE, Inc. has caused this amendment to be executed by its duly authorized representative this 19th day October, 2010.

ALLETE, Inc.
By:	/s/ Alan R. Hodnik

Alan R. Hodnik
President and Chief Executive Officer

ATTEST:
By:	/s/ Deborah A. Amberg

Deborah A. Amberg
Senior Vice President, General Counsel & Secretary